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                                                                    EXHIBIT 21.1

BORGWARNER INC. (Parent)
NAME OF SUBSIDIARY

BorgWarner TorqTransfer Systems Inc.
   BorgWarner Powdered Metals Inc.
   BorgWarner South Asia Inc.
      Divgi-Warner Limited
      BorgWarner Automotive Components (Ningbo) Co. Ltd.
      BorgWarner TorqTransfer Systems Korea Inc.
      BorgWarner Shenglong (Ningbo) Co. Ltd.
   BorgWarner TorqTransfer Systems Beijing Co. Ltd.
   BorgWarner Diversified Transmission Products Inc.
      BorgWarner Diversified Transmission Products Services Inc.
   BorgWarner TorqTransfer Systems Ochang Inc.
BorgWarner Emissions Systems Inc.
   BorgWarner Emissions Systems of Michigan Inc.
   BorgWarner Emissions Systems Holding Inc.
BorgWarner Thermal Systems Inc.
   BorgWarner Thermal Systems of Michigan Inc.
   BorgWarner Cooling Systems (India) Private Limited
BorgWarner Morse TEC Inc.
   BorgWarner Canada Inc.
   BorgWarner Japan Inc.
      BorgWarner Morse TEC Japan K.K.
   BorgWarner Automotive Taiwan Co., Ltd.
   BorgWarner Morse TEC Mexico S.A. de C.V.
   BorgWarner Morse TEC Murugappa Pvt. Ltd.
   BorgWarner Morse TEC Korea Ltd.
BorgWarner Transmission Systems Inc.
   BorgWarner NW Inc.
      BorgWarner Transmission Systems Korea, Inc.
      NSK-Warner K.K.
          NSK-Warner (Shanghi) Co. Ltd.
          NSK-Warner U.S.A., Inc.
   Lapeer Warner, LLC
   BorgWarner Europe Inc.
      AG Kuhnle, Kopp & Kausch
      BorgWarner Holding Inc.
         BorgWarner France S.A.S.
            BorgWarner Transmission Systems Tulle S.A.S.
         BW Holding Ltd.
         BorgWarner Europe GmbH
         BorgWarner Holdings Ltd.
           BorgWarner Limited
             Kysor Europe Limited


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         Morse TEC Europe S.r.l.
         BorgWarner Germany GmbH
           Beru AG
                 BERU Italia S.r.l.
                 BERU ELECTRONICS GmbH
                 BERU Mexico S.A. de C.V.
                 IMPCO-BERU Technologies B.V.
                 BERU Diesel Start Systems Pvt. Ltd.
                 BERU-Eichenauer GmbH
                 B 80 S.r.l.
                 Hakertherm Elektronik Verwaltungs-GmbH
                 BERU Japan Corp.
                 REMIX Korea Co. Ltd.
                 BERU Corp.
                 BERU Automotive Co., Ltd.
                 BERU Microelectronica S.A.
                 TecCom GmbH
                 Beru Motorsport Holdings Ltd.
                       BERU F1 Systems Ltd.
                 BERU Eyquem SAS
                       BERU TDA SAS
                       Beru SAS
                 Eyquem SNC
         BorgWarner Cooling Systems GmbH
         BorgWarner Transmission Systems Arnstadt GmbH
         BorgWarner Transmission Systems GmbH
           BorgWarner Vertriebs und Verwaltungs GmbH
             BorgWarner Turbo Systems Worldwide Headquarters GmbH
                BorgWarner Turbosystems GmbH
                TSA Turbochargers of South Africa Pty. Ltd.
                BorgWarner Turbo Systems Alkatreszgyarto Kft. Hitachi Warner Turbo Systems Ltd.
                Turbo Energy Ltd.
                  BorgWarner Turbo Systems Engineering GmbH
Creon Insurance Agency Limited
  BorgWarner Trustees Limited
Kuhlman Corporation
    BWA Turbo Systems Holding Corporation
      BorgWarner Turbo Systems Inc.
          BorgWarner Cooling Systems Korea, Inc.
          BorgWarner Brasil, Ltda.
          Kysor DO BRASIL LTDA.
          Seohan Warner Turbo Systems, Ltd.
    Kuhlman Plastics of Canada, Ltd.
    Spring Products Corporation
    Bronson Specialties Inc.